UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 12, 2005
(Date of Earliest Event Reported)
GLOBAL CASH ACCESS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-117218 (Commission File Number)	94-3309549 (IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada (Address of Principal Executive Offices)	95035 (Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement with Kathryn S. Lever
Effective September 12, 2005, Global Cash Access, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Kathryn S. Lever with respect to her employment as Executive Vice President and General Counsel of the Company for a three year term. The Employment Agreement provides, among other things, for an initial base annual salary of $220,000 and eligibility for a discretionary bonus in an amount to be determined by our board of directors in consultation with the chief executive officer of the Company. Upon commencement of Ms. Lever’s employment with the Company, she received one-time bonuses and benefits equal to $55,500. In the event that Ms. Lever’s employment is terminated without cause or for good reason, she will receive a prorated partial target bonus equal to 50% of her base salary for the year in which her employment is terminated as well as salary continuation for twelve months and a target bonus equal to 50% of her base salary continuation amount. In consideration of her severance payments and benefits, Ms. Lever has agreed for two years after the termination of her employment not to engage in activities competitive with any line of business of the Company at the time of her termination.
Notice of Stock Option Award and Stock Option Award Agreement
In connection with Ms. Lever’s employment, she was granted an option to purchase 75,000 shares of capital stock of Global Cash Access Holdings, Inc., the sole stockholder of the Company (“Holdings”), at an exercise price of $13.99 per share pursuant to a Notice of Stock Option Award and Stock Option Award Agreement with Holdings dated September 12, 2005 (the “Stock Option Agreement”). Subject to Ms. Lever’s continuous service with the Company, 25% of the shares subject to the option shall vest twelve months after the date her employment commenced, and the remainder shall vest ratably on each monthly anniversary of the commencement date over the succeeding 36 months, provided that shares subject to the option will vest fully immediately prior to a corporate transaction, to the extent the option is neither assumed nor replaced by a successor entity in the corporate transaction. If Ms. Lever is terminated without cause within 18 months of a corporate transaction or change in control, shares subject to the option will vest fully.
The foregoing description does not purport to be complete and is qualified by the full text of the Employment Agreement and Stock Option Agreement, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Document
10.1	Employment Agreement, dated as of September 12, 2005, by and between Global Cash Access, Inc. and Kathryn S. Lever

10.2	Notice of Stock Option Award and Stock Option Award Agreement, dated as of September 12, 2005, by and between Global Cash Access Holdings, Inc. and Kathryn S. Lever

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS, INC.
Date: September 14, 2005	By:	/s/ Harry C. Hagerty III
Harry C. Hagerty III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, dated as of September 12, 2005, by and between Global Cash Access, Inc. and Kathryn S. Lever

10.2	Notice of Stock Option Award and Stock Option Award Agreement, dated as of September 12, 2005, by and between Global Cash Access Holdings, Inc. and Kathryn S. Lever